UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2020

Energy Services of America Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	001-32998 (Commission File Number)	20-4606266 (I.R.S. Employer Identification No.)

75 West 3rd Ave., Huntington, West Virginia	25701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (304) 522-3868

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a material definitive agreement.

On December 16, 2020, Energy Services of America Corporation’s (the “Company”) newly formed wholly owned subsidiary, West Virginia Pipeline Acquisition Company (“West Virginia Pipeline”), a West Virginia corporation, entered into an Asset Purchase Agreement (the “Agreement”) with WV Pipeline, Inc. (“WV Pipeline”), a West Virginia corporation located in Princeton, West Virginia.

Pursuant to the Agreement, West Virginia Pipeline will acquire substantially all the assets of WV Pipeline for $3.5 million in cash and a $3.0 million seller note. The transaction will be subject to customary closing conditions. The Company expects the transaction will close on December 31, 2020. David Bolton and Daniel Bolton will continue their roles as President and Vice President, respectively, of the Company’s new subsidiary. The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

A copy of the press release dated December 16, 2020 is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 2.1	Asset Purchase Agreement dated December 16, 2020
Exhibit 99.1	Press Release dated December 16, 2020

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: December 17, 2020	By:	/s/Charles Crimmel
Charles Crimmel
Chief Financial Officer